Exhibit 10.6

CENTRE FOR GEOSCIENCES RESEARCH CLOSE CORPORATION

AFRICAN GRAPHITE INC.

GAZANIA INVESTMENTS TWO HUNDRED AND FORTY TWO (PROPRIETARY) LIMITED

AGREEMENT RELATING TO THE SALE OF SHARES HELD IN GAZANIA
INVESTMENTS TWO HUNDRED AND FORTY TWO (PROPRIETARY)
LIMITED

ENSafrica | Namibia (incorporated as Lorentz Angola Inc.)

3rd Floor, LA Chambers, Ausspann Plaza, Dr Agostinho Veto Street, Windhoek, Namibia
Tel: +264 61 379 700 | Fax: +264 61 379 701

PARTIES TO THIS AGREEMENT

The Parties to this Agreement are:

(1)	CENTRE FOR GEOSCIENCES RESEARCH CLOSE CORPORATION, registration number CC/2007/2804, a close corporation incorporated under the laws of Namibia, having its registered address at 12 Reiherweg, Hochlandpark, Windhoek, Namibia;

(hereinafter referred to as the "Seller"),

(2)	AFRICAN GRAPHITE INC., registration number NV20131522646, a company incorporated under the laws of the State of Nevada, having its principal place of business at 318 N. Carson St., Ste. 2018, Carson City, NC 89701;

(hereinafter referred to as the "Purchaser" or "AGI"); and

(3)	GAZANIA INVESTMENTS TWO HUNDRED AND FORTY TWO (PROPRIETARY) LIMITED, registration number 2013/0744 a private company incorporated in terms of the laws of Namibia, having its principal place of business at 2nd Floor, LA Chambers, Dr Agostinho Neto Road, Ausspannplatz, Windhoek (hereinafter referred to as the "Company").

AGREEMENT

The Parties hereto agree as follows:

1.	Definitions and Interpretation

Definitions

1.1	In this Agreement the following words and expressions shall have the following meanings:

1.1.1	"Agreement' means this document, and includes the Schedules;

1.1.2	"Claims" means any and all rights held by the Seller against the Company on account of their shareholding in the Company, including any shareholder loans;

1.1.3	"Closing" means the completion of the Transaction pursuant to the provisions of clause 6 of this Agreement;

1.1.4	"Closing Date" means the date on which Closing takes place in accordance with the provisions of clause 6, which date shall (subject to the Seller and the Purchaser having complied with all their obligations under this Agreement) not be later than 10 (ten) Business Days following the Signature Date;

1.1.5	"Company" means Gazania Investments Two Hundred and Forty Two (Proprietary) Limited (2013 / 0744), as identified under the heading "Parties to this Agreement" above;

1.1.6	"First Trache" means the amount of $5,000 (five thousand United States dollars) payable, as part of the Purchase Price, in terms of clause 3,1.1 of this Agreement;

1.1,7	"Legal Practitioners" means ENSafrica I Namibia (incorporated as Lorentz Angula Inc.), Attorneys, Notaries & Conveyancers of 3rd Floor, LA Chambers, Unit 4, Ausspann Plaza, Dr Agostinho Neto Road, Windhoek;

1.1.8	"Parties" means all of the Seller, the Purchaser and the Company, or any combination of the aforesaid, as the context may indicate or require, and "Party" means any one of them, as the context may indicate or require;

1.1.8	''Purchase Price" means the amount of $15,000 (fifteen thousand United States dollars);

1.1.10	"Purchaser" means AGI, as defined under the heading "Parties to this Agreement";

1.1.11	“Sale Shares” means all Shares held by the Seller in the issued share capital of the Company, being -

(a)	10 (ten) Shares held by the Centre for Geosciences Research Close Corporation;

1.1.12	"Schedule" means, as the case may be -

(a)	Schedule 1 - Agreed Form Cession;

(b)	Schedule 2 - Agreed Form Arbitration Rules;

1.1.13	"Shares" means ordinary par value shares of N$ 1,00 (one Namibian Dollar) each in the Company, whether issued at a premium or not;

1.1.14	"Subject Matter" means the Sale Shares and the Claims;

1.1.15	"Signature Date" means the date of when the last of the Parties hereto has executed this Agreement by its signature;

1.1.16	"Transaction" means the sale and transfer of the Subject Matter, as contemplated in clause 2 of this Agreement;

1.1.17	"Warranties" means the Seller's undertakings in clause 5.1, relating to the Transaction only.

Interpretation

1.2	In this Agreement, unless the context indicates otherwise, a reference to:

1.2.1	this Agreement, any other agreement or an instrument or any provision of any of them includes any amendment, variation or replacement of that agreement, instrument or provision;

1.2.2	a clause is a reference ,to a clause of this Agreement;

1.2.3	a statute or statutory provision includes a reference to:-

(a)	the statute or statutory provision as modified or re-enacted or both before or after the date of the Agreement; and

(b)	any subordinate legislation made under the statute or statutory provision before the date of this Agreement;

1.2.4	a person includes a reference to any natural person, firm, body corporate, unincorporated association or partnership, joint venture, trust and unincorporated association, the state or local government or regulatory department, body, instrumentality, agency, minister or the authority having jurisdiction over any of the Parties;

1.2.5	a person includes a reference to that person's legal personal representatives, executors, administrators, successors and substitutes (including, but not limited to, persons taking by novation) and permitted assigns;

1.2.6	one gender includes all genders;

1.2.7	time is a reference to Namibian time as per the Namibian Time Act, 1994, and the following construction shall apply to time matters:-

(a)	if a period of time is specified and the period dates from a given day or the day of an act or event, it is to be calculated exclusive of that day and if a period of time is specified as commencing on a given day or the day of an act or event, it is to be calculated inclusive of that day;

(b)	if the time for performing an obligation under this Agreement expires on a day that is not a business day, time will be extended until the next business day;

(c)	a reference to a month is a reference to a calendar month;

(d)	a reference to a day is a reference to any day;

(e)	a reference to a "Business Day" is a reference to any day other than a Sunday or public holiday in Namibia.

1.3	Clause headings appear in this Agreement for reference purposes only and shall not be employed in the construction of the subject matter.

1.4	Any provision of this Agreement imposing a restraint, prohibition, or restriction on the Parties shall be so construed that the Parties are not only bound to comply therewith, but are also obliged to procure that the same restraint, prohibition, or restriction is observed by any third party engaged by, or acting under the authority or with the consent of the Parties.

1.5	Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause only, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this clause 1.

1.6	Where a word or phrase is specifically defined, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

1.7	This Agreement shall be construed in accordance with the laws of Namibia.

2.	Sale and Purchase of Shares

Sale and Purchase

2.1.	On the terms and the conditions of this Agreement, the Seller hereby sells to the Purchaser, who hereby purchases from the Seller, one indivisible transaction, the Subject Matter. More specifically, the Seller

2.1.1	hereby sells 10 (ten) Shares in and all its Claims against the Company,

to the Purchaser.

Voetstoots

2.2	The Parties record that to the extent that the sale of the Subject Matter is or may, in substance, be regarded as a sale of the various stock owned by the Company, such stock is sold as they stand and lie, in its actual condition, voetstoots, as found by the Purchaser on the Closing Date.

No Merger Notification

2.3	The Parties record that they are satisfied that the threshold for mergers within the meaning of chapter 4 of the Competition Act, 2003 is not met in that the turnover and/or assets of the Parties as contemplated in the Regulations of the aforementioned legislation are insufficient to trigger the requirement for merger notification.

3.	Purchase Price

3.1	In consideration for the sale and transfer of the Subject Matter, the Purchaser shall pay the Purchase Price to the Seller as follows:

3.1.1	$5,000 (five thousand United States dollars) within 3 (three) business days of the Signature Date;

3.1.2	$5,000 (five thousand United States dollars) within 45 (forty five) days of the Signature Date; and

3.1.3	$5,000 (five thousand United States dollars) within 90 days of the Signature Date.

4.	Risk and Ownership

4.1	All risk in and benefit of and from the Subject Matter shall pass to the Purchaser on the Closing Date.

4.2	All rights of beneficial ownership and to the registration of the Sale Shares into the name of the Purchaser shall pass to the Purchaser on the Closing Date.

5.	Further Conditions of Sale

Representations and Warranties

5.1	As on the Closing Date, the Seller represent and warrant the following to the Purchaser:

5.1.1	the Seller warrants that it is the only and true lawful holder of the Sale Shares, and that —

(a)	no persons have any right or option to acquire the Sale Shares;

(b)	none of the Sale Shares are subject to any cession, pledge or any other encumbrance; and

(c)	it is entitled and able to give free and unencumbered title of the Sale Shares to the Purchaser.

5.2	The Seller has disclosed to the Purchaser all facts and circumstances within the Seller's knowledge which are material to the Purchaser or would be reasonably likely to be material to the Purchaser of the Sale Shares.

5.3	All information and documents provided to the Purchaser by the Seller prior to the Signature Date in the course of the negotiations leading to the execution of this Agreement was at the time it was so given, and is at the Signature Date, true, accurate and complete.

5.4	The Parties record that the Purchaser, in entering into this Agreement, relies upon the truth and accuracy of the representations and Warranties contained in clause 5.1.

5.5	Each of the Warranties shall be a separate Warranty. This notwithstanding, the Purchaser shall not be entitled to cancel this Agreement as a consequence of any breach by the Seller of any of the Warranties herein contained unless the breach is material and is incapable of being remedied by payment of compensation.

5.6	The Seller shall immediately disclose to the Purchaser any matter or thing which arises or of which any of them becomes aware after the Signature Date which is inconsistent with or a breach of any of the Warranties or which might render any of the Warranties misleading or would be material to the Purchaser as purchaser for value of the Sale Shares.

5.7	Any claims under the Warranty shall be made by the Purchaser within 3 (three) months from the Closing Date.

5.8	The Seller will indemnify and hold the Purchaser harmless from and against all losses, liabilities, damages, deficiencies, costs and expenses, which find their origin prior to the Signature Date, including but not limited to reasonable attorneys' fees, which the Purchaser or the Company may incur, or for which one or the other becomes liable for, as a result of or in connection with any Seller's misrepresentation or breach by any of the Seller of any of the Warranties contained in this clause 5.

6.	Closing Arrangements

6.1	Within 3 (three) Business Days of the Signature Date, the Purchaser shall pay the First Tranche of the Purchase Price into the Trust Account of the Legal Practitioners. The Purchase Price shall be held by the Legal Practitioners in trust for the Purchaser until the Closing Date, when the Legal Practitioners shall release and cause the payment of the Purchase Price to the Seller. For the purposes of the payment of the Purchase Price to the Seller, the Seller shall advise the Legal Practitioners in writing of their respective account details.

Pre-Closing Arrangements

6.2	Within 3 (three) Business Days from the Signature Date, the Seller shall deliver to the Legal Practitioners —

6.2.1	a share transfer form in respect of such Seller's Sale Share,s, in a form acceptable to the Legal Practitioners, executed and signed by the Seller in blank, in terms of which the Seller (as transferor) agrees to transfer and transfers its portion of the Sale Shares to the Purchaser (as transferee);

6.2.2	the original share certificates of the Seller in respect of the Sale Shares, for the purposes of the Company cancelling same and re-issuing a new share certificate to the Purchaser;

6.2.3	an executed written resolution by the board of directors of the Company approving the sale and transfer of the Sale Shares from the Seller to the Purchaser;

6.2.4	written resignation of Mulife Sikalumbu Siyambango as a director of the Company, with effect from the Closing Date;

6.2.5	a cession of the Seller's Claims to the Purchaser, in the agreed form as set out in Schedule 1, executed by each of the Seller;

6.2.6	such other documents as the Legal Practitioners may reasonably require,

(the "Seller's Closing Documents").

6.3	The Seller's Closing Documents shall be held by the Legal Practitioners in trust for the Seller until the Closing Date, when the Legal Practitioners shall release and deliver them to the Purchaser. interest earned on the Purchase Price in the Trust Account, if any, shall accrue to the benefit of the Purchaser.

Closing

6.4	Closing takes place when the Legal Practitioners deliver the Seller's Closing Documents to the Purchaser or, subject to any instructions by the Purchaser, agree to hold such documents for and on behalf of the Purchaser. Closing shall be recorded in a closing minute to be prepared and executed by the Legal Practitioners.

6.5	On or as soon as practically possible after the Closing Date, the Legal Practitioners shall release the Purchase Price to the Seller.

Post Closing Arrangements

6.6	The Company shall, within 5 (five) Business Days of the Closing Date:

6.6.1	write up its register of members to reflect the Purchaser as the sole holder of the Sale Shares; and

6.6.2	cause the payment of stamp duties on the share transfer form as required by law;

6.6.3	cancel the share certificate of the Seller referred to in clause 7.2;

6.6.4	issue a new share certificate to the Purchaser.

Closing Agenda

6.7	For the purposes of the Closing of the Transaction, the Legal Practitioners may prepare a closing agenda setting out the procedures, documents and further deliverables for Closing (the "Closing Agenda"). The Parties bind themselves to comply with all reasonable requests made by the Legal Practitioners pursuant to the Closing Agenda, and to provide the Legal Practitioners with such further information or documents as may reasonably be required by the Legal Practitioners to enable the Closing of the Transaction.

7.	Closing Agent

Stipulatio Alteri

7.1	To the extent that the Legal Practitioners are not a party to this Agreement, this Agreement constitutes a contract for the benefit of a third party (stipulatio alteri) in favour of the Legal Practitioners to act for the Parties for the purposes of Closing, which benefit (and corresponding obligations) the Legal Practitioners may and shall be deemed to having accepted by their conduct of assuming the function as agent for the Closing as contemplated in clause 7 of this Agreement (the "Closing Agent").

Independence of Legal Practitioners as Closing Agent

7.2	For the purposes of facilitating Closing, and irrespective of any other legal or professional relationship that may exist between the Legal Practitioners and any one or more of the Parties, the duties of the Legal Practitioners are strictly limited to those set out in this Agreement (specifically clause 6). Accordingly, it is agreed that the Legal Practitioners shall —

7.2.1	act as a depository for the Purchase Price, the costs for the Transaction and the Seller' Closing Documents;

7.2.2	be under no duty to any one of the Parties to take notice of or enquire into the terms and provisions of any agreement (other than this Agreement) or any other legal relationship existing between them;

7.2.3	not be regarded as an agent, trustee or fiduciary of any one of the Parties; save to the extent that the Legal Practitioners shall, as recipient of any funds from the Purchaser, be fully accountable to the Purchaser in terms of the provisions of the Legal Practitioners Act, 1995.

7.3	In the performance of their duties under this Agreement, the Legal Practitioners shall not be required to use or advance any of their own funds or property, or otherwise incur any financial or taxation liability on their part.

Authorisations and Taxes

7.4	The Parties shall be required to obtain any and all governmental authorisations and permissions that may be required for the purposes of the transaction contemplated in this Agreement and as to enable the Legal Practitioners to perform their duties under this Agreement.

7.5	Each of the Parties shall, without any recourse to each other or the Legal Practitioners, be liable for all their own tax consequences, returns, filings and invoicing obligations (whether in the Republic of Namibia or elsewhere) arising for them on account of the entry into, the implementation of, and the performance of this Agreement.

Notifications to the Legal Practitioners

7.6	The Legal Practitioners shall be entitled to rely on any notification from the Parties which the Legal Practitioners in good faith believe to be authentic.

Limitation of Liability

7.7	The Legal Practitioners shall not be liable to the Parties for any error of judgment or for any acts done or steps taken by them in good faith in connection with this Agreement, save for the Legal Practitioners' own gross negligence or wilful misconduct.

7.8	The Parties agree to indemnify and hold the Legal Practitioners harmless from any costs, losses or damages (including legal fees) which the Legal Practitioners may incur or sustain as a result of their performance as Closing Agent in terms of this Agreement except if such costs, losses or damages are due to the gross negligence or wilful misconduct of the Legal Practitioners.

8.	General

No Variation

8:1	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

Entire Agreement

8.2	This Agreement constitutes the full and complete consensus between the Parties in relation to its subject matter and supersedes all prior negotiations, understandings and agreements with respect thereto.

Severability and Unenforceability

8.3	If any provisions of this Agreement are found or held to be invalid or unenforceable, the validity of all the remaining provisions of this Agreement will not be affected thereby; the Parties agree to meet and review the matter and if any valid and enforceable means is reasonably available to achieve the same object of the invalid provision, to adopt such means by way of variation of this Agreement

Counterparts

8.4	This Agreement may be executed by the Parties in one or more counterparts which together shall constitute one document.

Supervening Legislation

8.5	Any present or future legislation which operates to vary an obligation or right, power or remedy of a person in connection with this Agreement is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

No Waiver

8.6	The terms and conditions of this Agreement may be waived wholly or in part by the Party benefiting by that Party providing written notice of such waiver. Unless expressly stated otherwise in the notice of waiver, the waiver shall only apply to the particular terms and occasions in question.

8.7	The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

8.8	No waiver on the part of any Party of any rights arising from any breach of any provision of this Agreement shall constitute or be construed as a waiver of rights in respect of any subsequent breach of the same or any other provisions of this Agreement.

No Cession or Assignment

8.9	No Party shall cede, assign or transfer or purport to cede, assign or transfer any of its rights or obligations under this Agreement, save where expressly permitted herein.

Remedies Cumulative

8.10	Except as expressly provided in this Agreement, the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Time of the Essence

8.11	Any date, time or period referred to in this Agreement shall be of the essence except only to the extent to which the Parties agree in writing to vary any date, time or period in which event the varied date, time or period shall be of the essence.

Third Parties

8.12	A person who is not a party to this Agreement shall have no rights to enforce any provision of this Agreement, but this shall not affect any right which exists or is available apart from this Agreement.

Correspondence and Notices

8.13	All communications and notices —

8.13.1	by the Purchaser to the Seller shall be in writing and be addressed to:

Centre for Geoscience Research Close Corporation

12 Reiherweg
Hochlandpark

Windhoek, Namibia

e-mail: frontier@iway.na

telefax: [.]

8.13.2	by the Seller to the Purchaser shall be in writing and be addressed to:

African Graphite Inc

318 N. Carson St.

Ste. 218, Carson City

NV 89701, USA

e-mail: cliffbream@gmail.com

telefax: [.]

8.14	All communications and notices by the Parties to the Company shall be in writing and addressed to:

Gazania Investments Two Hundred and Forty Two (Proprietary) Limited

c/o L8,13 Commercial Services (Proprietary) Limited

LA Chambers

Dr Agostinho Leto Road

Ausspannplatz

Windhoek

e mail: cliffbream@grnail.com

telefax: +264 61 379 701

8.15	The Parties choose the physical addresses referred to in clauses 8.13 and 8.14 as their domicilium citandi et executandi for all purposes under this Agreement whether in respect of payment of money, the service or delivery of court or arbitration process, notices or other documents or all other communications.

8.16	Any notice or communication required or permitted to be given in terms of this Agreement will be valid and effective only if it is in writing, but, where, in terms of this Agreement, any communication is required to be in writing, the term "writing" will include communications by telefax and e-mail.

8.17	Any Party may by written notice to the other Party change its telefax number, e-mail address or the address chosen as its domicilium address, to another telefax number, address which is not constituted exclusively by a post office box address; such change will become effective on the 5th (fifth) business day from the deemed receipt of the notice by the addressee.

8.18	Any notice to a Party sent by prepaid registered post in a correctly addressed envelope to it at its domicilium address will be deemed to have been received on the 5th (fifth) business day after posting (unless the contrary is proved).

8.19	Any notice to a Party delivered by hand to a responsible person during ordinary business hours at its domicilium citandi et executandi will be deemed to have been received on the day of delivery (unless the contrary is proved).

8.20	Any notice to a Party sent by telefax to its chosen telefax address or e-mail address, will be deemed to have been provided, unless the contrary is proved at 12h00 noon of the 1st (first) business day following the issuance, by the transmitting telefax machine, of a report confirming correct transmission of all the pages of the document containing the notice.

8.21	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party will be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

Obligations of good faith

8.22	Each Party is to act in good faith towards the other Party including but not limited to being just and faithful in all activities in dealings with the other Party in relation to the Agreement.

8.23	The Parties undertake to co-operate and consult with one another in good faith with regard to the alleviation of any hardship which may be occasioned to either Party as a result of any unforeseen circumstances arising after the Signature Date, and to support each other in the performance of all such actions and to take all such steps as may be reasonably available to them and necessary for the maintenance and the execution and the implementation of this Agreement.

Costs

8.24	Except as otherwise provided for in this Agreement, the Parties shall bear their own costs in the negotiation and implementation of this Agreement.

Breach

8.25	Should any of the Parties (hereinafter referred to as the "Defaulting Party") commit a breach of this Agreement, any of the affected Parties (hereinafter referred to as the "Affected Party") may give the Defaulting Party written notice to remedy such material breach.

8.26	In the event of the Defaulting Party failing to remedy its breach within 14 (fourteen) days following such written notice, the Affected Party may, at its option, terminate this Agreement.

Dispute Resolution

8.27	Any disputes which may arise out of or in connection with this Agreement shall be referred to arbitration to be finally resolved by arbitration, which is subject to the conditions set out hereinafter.

8.28	The arbitration shall be held in Windhoek in a summary manner, in accordance with the agreed form Arbitration Rules, set out in Schedule 2.

8.29	The arbitration shall be held immediately with a view of being completed within 21 (twenty one) business days after it is demanded.

8.30	The arbitration shall be held in terms of the applicable Namibian arbitration laws.

8.31	The arbitrator shall be an independent person, and shall be, if the question is:-

8.31.1	primarily an accounting matter, an independent practising chartered accountant in Namibia with not less than 10 (ten) years practical experience in private practice;

8.31.2	primarily a legal matter, a legal practitioner in Namibia with not less than 15 (fifteen) years practical experience in private practice;

8.31.3	any other matter, and appropriately qualified independent person agreed upon by the Parties.

8.32	If within 7 (seven) business days after arbitration has been demanded unanimous agreement can not be reached between the Parties on the identity of the arbitrator, then the arbitrator shall be a legal practitioner with not less than 15 (fifteen) years practical experience in private practice agreed upon between the Parties or, failing agreement, appointed by the President for the time being of the Law Society of Namibia.

8.33	The arbitrator shall decide the matter submitted to him or her according to what he or she considers just and equitable in the circumstances, which shall include the aspect of costs of the arbitration and, therefore, the strict rules of law need not be observed or taken into account by him or her in arriving at his or her decision, subject thereto that any decision requiring the application of law shall be determined in terms of Namibian law.

8.34	The Parties irrevocably agree that the decision in the arbitration proceedings shall be final and binding on the Parties, shall be carried into effect by all the Parties, and may be made an order of any court of competent jurisdiction in Namibia.

SCHEDULE 2

AGREED FORM CESSION

CENTRE FOR GEOSCIENCES RESEARCH CLOSE CORPORATION

AFRICAN GRAPHITE INC.

GAZANIA INVESTMENTS TWO HUNDRED AND FORTY TWO (PROPRIETARY) LIMITED

CESSION OF CLAIMS

ENSafrica | Namibia (incorporated as Lorentz Angula Inc.)

3rd Floor. LA Chambers, Ausspann Plaza, Dr Agostinho Neto Street, Windhoek, Namibia
Tel: +264 61 379 700 | Fax: +264 61 379 701

PARTIES TO THIS AGREEMENT

The Parties to this Agreement are:

(1)	CENTRE FOR GEOSCIENCES RESEARCH CLOSE CORPORATION, registration number CC/2007/2804, a close corporation incorporated under the laws of Namibia, having its registered address at 12 Reiherweg, Hochlandpark, Windhoek, Namibia;

(hereinafter referred to as the "Seller"),

(2)	AFRICAN GRAPHITE INC., registration number NV20131522646, a company incorporated under the laws of the State of Nevada, having its principal place of business at 318 N. Carson St., Ste. 2018, Carson City, NC 89701;

(hereinafter referred to as the "Purchaser"); and

(3)	GAZANIA INVESTMENTS TWO HUNDRED AND FORTY TWO (PROPRIETARY) LIMITED, registration number 2013/0744 a private company incorporated in terms of the laws of Namibia, having its principal place of business at 2nd Floor LA Chambers, Dr Agostinho Neto Road, Ausspannplatz, Windhoek (hereinafter referred to as the "Company").

1.	Definitions

1.1	In this Agreement, unless the context otherwise indicates

1.1.1	"Agreement" means the written agreement termed "Agreement Relating to the Sale of Shares held in Gazania Investments Two Hundred and Forty Two (Proprietary) Limited”, entered into between the same parties as are parties to this Agreement, on or about [DATE];

1.1.2	"Claims" has the same meaning as in the Agreement;

1.1.3	"Closing Date" has the same meaning as in the Agreement.

2.	Cession and Delegation

2.1	Pursuant to, and on the terms and conditions as set out in the Agreement, the Seller hereby cedes its Claims to the Purchaser, and the Purchaser hereby accepts such Cession.

2.2	This Cession shall become effective on the Closing Date.

3.	Consent

To the extent required by law, the Company hereby consents to the cession referred to in clause 2.1.

4.	Miscellaneous

4.1	No variation of or addition to this Agreement will be of any force or effect unless reduced to writing and signed by the Parties.

4.2	No waiver on the part of any Party of any rights arising from any breach of any provision of this Agreement shall constitute or be construed as a waiver of rights in respect of any subsequent breach of the same or any other provisions of this Agreement.

4.3	The Parties undertake to co-operate and consult with one another in good faith with regard to the alleviation of any hardship which may be occasioned to either Party as a result of any unforeseen circumstances arising after the commencement of this Agreement, and to support each other in the performance of all such actions and to take all such steps as may be reasonably available to them and necessary, for the maintenance and the execution and the implementation of this Agreement.

SIGNED at Windhoek on 08 – 06 – 2015

[signature]	____________ 1. WITNESS
CENTRE FOR GEOSCIENCE RESEARCH CLOSE CORPORATION	
	____________ 2. WITNESS

SIGNED at ____________ on ____________ 2015

	[signature] 1. WITNESS
Charles Clifford Bream III	
AFRICAN GRAPHITE INC.	
	____________ 2. WITNESS

SIGNED at Windhoek on 08 - 06 - 2015

	[signature] 1. WITNESS
[signature]	
GAZANIA INVESTMENTS TWO HUNDRED AND FORTY TWO (PROPRIETARY) LIMITED	
	____________ 2. WITNESS

SCHEDULE 2

AGREED FORM ARBITRATION RULES

In these Rules

"Arbitrator' means the arbitrator appointed pursuant to the provisions of the Agreement;

"Claimant' means the person referring a dispute for decision to the Arbitrator and includes his or her legal practitioners.

'Respondent" means the party against whom the Claimant proceeds, and includes his or her legal practitioners.

"Papers" means any or all of the following: Statement of Claim, Statement of Defence and Reply, and includes all documentary evidence and witness statements.

"Parties" means persons who have submitted to arbitration in terms of these Rules, and includes both the Claimant and the Respondent, and "Party" means either the Claimant or the Respondent.

"Rules" means this document.

Commencement and Referral of Disputes to Arbitration

§ 1	Arbitration proceedings are commenced and referred to the Arbitrator when the Claimant delivers a written notice of the dispute to the Respondent. The written notice shall bear the heading "Statement of Claim".

§ 2	The Statement of Claim shall be delivered to the Respondent or its legal practitioners by personal delivery, telefax or e-mail, but the Claimant shall take all reasonable steps to ensure that the Respondent has received proper notice of the Statement of Claim.

Requirements for Statement of Claim

§ 3.	A Statement of Claim shall have the following contents, under the following clearly separated headings:-

§ 3.1	Details of the Claimant;

§ 3.2	Details of the Respondent;

§ 3.3	A concise description of the facts material and relevant to the dispute, which shall be broken down into respective paragraphs;

§ 3.4	The conclusions in fact and law, as claimed by the Claimant;

§ 3.5	The relief claimed by the Claimant from the Arbitrator.

§ 3.6	All documentary evidence which may prove the Claimant's claim, cross-referenced to the Statement of Claim.

§ 3.7	Witnesses statements where evidence relies on or is dependent on a witness, such statements to be signed and to be confirmed to be true, correct and complete by such witness.

Statement of Defence

§ 4	If the Respondent wishes to oppose the Claimant's claim (or Counterclaim), the Respondent must deliver a written answer thereto, which shall bear the heading "Statement of Defence" The Respondent shall provide the Statement of Defence within 5 (five) business days of receiving the Statement of Claim to the Claimant or its legal practitioner. The provisions of § 2 relating to delivery of the Statement of Defence likewise apply.

§ 5	The Statement of Defence (or Counterclaim) shall contain the following contents, under the following clearly separated headings:-

§ 5.1	A concise answer to the contents to the Claimant's claim, taking the form of a concise description of the facts material and relevant to the dispute, which shall as far as possible follow the paragraphs of the Statement of Claim. The Respondent shall as clearly as possible indicate which of the facts stated by the Claimant he admits, and which of the facts he disputes.

§ 5.2	The conclusions in fact and law, as claimed by the Respondent;

§ 5.3	The relief claimed by the Respondent from the Arbitrator.

§ 5.4	All documentary evidence which may prove the Respondent's defence, cross-referenced to the Statement of Defence or Statement of Claim, as the case may be.

§ 5.5	Witnesses statements where evidence relies on or is dependent on a Witness, such statements to be signed and to be confirmed to be true, correct and complete by such witness.

Reply

§ 6	if the Respondent raises new matters in his Statement of Defence, the Claimant may reply thereto within 3 (three) business days from receipt of the Statement of Defence, but otherwise on substantially the same basis as set out under §§ 3 and 5. Such replying document shall bear the heading "Reply".

Ruling by Default

§ 7	If the Respondent has not opposed the Claimant's Statement of Claim, or has not opposed any particular claim within the Claimant's Statement of Claim, the Arbitrator may:

§ 7.1	accept the version of the Claimgrit as stated in the Statement of Claim (or the particular claim within the Claimant's Statement of Claim, as the case may be), and may make an appropriate ruling; or

§ 7.2	nevertheless require the Claimant to appear at a hearing, interrogate, question and examine the Claimant, and make an appropriate ruling.

Ruling without Hearing

§ 8	The Arbitrator may make a ruling without a hearing (or any particular claim within the Claimant's Statement of Claim, as the case may be) if the following circumstances are present:-

§ 8.1	the Arbitrator is satisfied that he can make such a ruling on the basis of the information, documents and witness statements contained in the Papers; and

§ 8.2	if there is no material dispute on the facts stated by both Parties, i.e. if it is materially only the conclusions of fact and the law (or the interpretation thereof) that the Parties disagree on. The Arbitrator shall decide on the papers whether or not there is such a dispute on the facts.

Hearing

§ 9.	If the Respondent has opposed the Claimant's Statement of Claim by filing a Statement of Defence, the matter is referred to a hearing at a date and time determined by the Arbitrator, provided that the Arbitrator gives at least 3 (three) business days' notice of a hearing.

§ 9.1	The Papers provided by the Parties form the basis for the disputes at the hearing.

§ 9.2	At a hearing, the Arbitrator:

(a)	hear both the Claimant and the Respondent (if they so wish to be heard), and provide them with the appropriate opportunity to present their ease;

(b)	may but is not obliged to hear oral evidence and may allow either Party to present relevant witnesses and relevant proof;

(c)	shall allow either Party to be represented by its legal practitioners.

§ 9.3	The purpose of the hearing is to ensure a speedy resolution of the substance of the disputes between the Parties in the most efficient manner, without unnecessary leading of oral evidence, postponements or procedural formalities. Accordingly, in conducting the hearing, the Arbitrator:

(a)	shall have an active and inquisitorial function;

(b)	shall actively curtail the proceedings;

(c)	shall not be required to deal with or hear evidence on matters that are common cause between the Parties on the Papers, but shall give emphasis only on the outstanding disputes of facts;

(d)	shall, where the evidence is inconclusive, be competent (but not be obliged) to make a ruling that he deems to be just and equitable.

Evidence

General

§ 10.	The Arbitrator shall not be required to follow the strict rules of evidence under statutory or common law applicable in Namibia. Accordingly:

§ 10.1	The witnesses statements annexed to the papers shall form the primary basis of each Party's case.

§ 10.2	There shall be no need to lead oral evidence, nor shall there be any cross-examination of witnesses unless allowed by the Arbitrator on the specific request of either Party and on good cause shown, it being the intention to reduce the leading of oral evidence and cross-examination to a minimum.

§ 10.3	None of the statutory or common law rules on evidence (including, for the avoidance of doubt, the hearsay rule) shall apply, but the Arbitrator shall weigh any and all evidence in accordance with its relevance only.

Documentary Evidence

§ 11	Unless challenged by a Party on good cause shown, the Arbitrator shall admit all documentary evidence as presented by the Parties on the basis that such documents are what they purport to be.

§ 12	Either Party shall be obliged to deliver to the other Party, in the cause of delivering its Statement of Claim, Statement of Defence or Reply, and as a separate bundle, any and all documents, plans and photographs which are relevant and material to the matter, and which will prove or disprove either Party's case.

§ 13	Documentary evidence not annexed to the Papers or not disclosed pursuant to § 12 shall generally not be admissible to the hearing except on application by a Party and on good cause shown to the Arbitrator.

Record of Proceedings

§ 14	The Arbitrator shall keep a record of the proceedings at the hearing, but such record need not be a verbatim record of everything that was said at such hearing.

Rulings

§ 15	The Arbitrator shall make his ruling withicl 3 (three) business days from the date of the hearing.

§ 16	Rulings by the Arbitrator are made in writing, and shall provide brief reasons for the ruling.

§ 17	The Arbitrator may resolve any procedural matter not covered or not contemplated by these Rules by making an ad hoc ruling in this regard.